RECITALS
AGREEMENT
Amendment to Business Loan Agreement

Exhibit 10.1

Amendment No. 1 to Business Loan Agreement

Bank of America, N.A.

     This Amendment No. 1 (the “Amendment”) to the Amended and Restated Business Loan Agreement, dated as of September 28, 2001, is between BANK OF AMERICA, N.A. (the “Bank”) and eLOYALTY CORPORATION (the “Borrower”).

RECITALS

     A.     The Bank and the Borrower entered into a certain Amended and Restated Business Loan Agreement dated as of December 30, 2000 (the “Agreement”).

     B.     The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

2.     Amendments. The Agreement is hereby amended as follows:

         2.1 Article 7 COVENANTS, Section 7.3 of the Agreement is hereby amended in its entirety to read as follows:

7.3 Tangible Net Worth. To maintain on a consolidated basis with its subsidiaries Tangible Net Worth (as defined below) equal to at least Fifty Million Dollars ($50,000,000), measured quarterly until maturity on December 30, 2001.

     “Tangible Net Worth” means the gross book value of the Borrower’s assets (on a consolidated basis) (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from officers, directors, employees or shareholders of the Borrower, except for monies due from employees in respect of short-term travel or similar advances in the normal course of the Borrower’s business) plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank’s standard form) less total liabilities (on a consolidated basis), including but not limited to accrued and deferred income taxes, and any reserves against assets (but not including any equity interests which may be deemed to be debt for accounting purposes).

     “Affiliates” means any person or entity directly or indirectly controlling, controlled by or under the common control of the Borrower. A person or entity shall be deemed to control another person or entity if the controlling person or entity is the beneficial owner of greater than fifty one percent (51%) or more of any class of voting securities (or other voting interests) of the controlled person or entity or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled person or entity, whether through ownership of capital stock, or any other equity interest, by contract or otherwise.”

         2.2 Article 7 COVENANTS, Section 7.20 of the Agreement is hereby deleted in its entirety.

3.     Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:

         3.1 There is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank;

         3.2 The representations and warranties in the Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment, except to the extent that any such representations or warranty expressly refer to an earlier date.

         3.3 The Borrower has notified the Bank in writing of any change in (i) the locations of the Borrower’s place of business or, if the Borrower has more than one place of business, the Borrower’s chief executive office and any collateral; and (ii) the Borrower’s name, identity or business structure.

         3.4 This Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers; and

         3.5 This Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

4.     Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank.

       4.1 Amendment. An original of this Amendment duly executed by the Borrower.

       4.2 Security Agreement (Securities). An original Security Agreement (Securities) duly executed by the Borrower, pledging a security interest in financial assets held in one or more investment accounts which financial assets shall have an aggregate market value of not less than $10,000,000 during term of this Agreement.

5.     Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Amended and Restated Business Loan Agreement shall remain in full force and effect.

6.     Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A	eLOYALTY CORPORATION

By:	By:
Title:	Title:

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